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                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

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                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

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                         FIRSTAR BANK OF MINNESOTA, N.A.
               (Exact name of Trustee as specified in its charter)

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
A National banking Association                   41-0122055
(State of incorporation if not a national bank)  (IRS Employer Identification No.)

101 East Fifth Street
Corporate Trust Department
St. Paul, Minnesota                              55101
(Address of principal executive offices)         (Zip Code)

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                         FIRSTAR BANK OF MINNESOTA, N.A.
                              101 East Fifth Street
                            St. Paul, Minnesota 55101
                                 (612) 229-2600
         (Exact name, address and telephone number of agent for service)

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                          CHEROKEE, INTERNATIONAL, LLC
                      CHEROKEE INTERNATIONAL FINANCE, INC.

California                                     33-0696451
Delaware                                       95-4745032

(State of incorporation or other jurisdiction) (IRS Employer Identification No.)

2841 Dow Avenue
Tustin, California                             92780
(Address of principal executive offices)       (Zip Code)


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                    9 1/2% Senior Subordinated Notes due 2009



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                         (Title of Indenture securities)

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                            Comptroller of the Currency
                            Treasury Department
                            Washington, DC

                            Federal Deposit Insurance Corporation
                            Washington, DC

                            The Board of Governors of the Federal Reserve System Washington, DC

                  (b) The Trustee is authorized to exercise corporate trust powers.

                                     GENERAL

Item 2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None

                  See Note following Item 16.

Items 3-15 ARE NOT APPLICABLE BECAUSE TO THE BEST OF THE TRUSTEE'S KNOWLEDGE THE OBLIGOR IS NOT IN DEFAULT UNDER ANY INDENTURE FOR WHICH THE TRUSTEE ACTS AS TRUSTEE.

Item 16. LIST OF EXHIBITS. Listed below are all the exhibits filed as a part of this statement of eligibility and qualification. Exhibits 1-4 are incorporated by reference from filing 333-48849. Exhibit 7 is incorporated by reference from filing 333-79659.

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
                  Exhibit 1. Copy of Articles of Association of the trustee now in effect.

                  Exhibit 2.        a.       A copy of the certificate of the
                                             Comptroller of Currency dated June
                                             1, 1965, authorizing Firstar bank
                                             of Minnesota, N.A. to act as
                                             fiduciary.

                                    b.      A copy of the certificate of
                                            authority of the trustee to commence
                                            business issued June 9, 1903, by the
                                            Comptroller of the Currency to Firstar
                                            Bank of Minnesota, N.A.

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
                  Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued by the Federal Reserve Board.

                  Exhibit 4. Copy of the By-Laws of the trustee as now in effect.

                  Exhibit 5.        Copy of each Indenture referred to in Item
                                    4.

                  Exhibit 6.        The consent of the trustee required by
                                    Section 321(b) of the Act.

                  Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


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                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota of the 18th day of June, 1999.

                                      FIRSTAR BANK OF MINNESOTA, N.A.

                  (Seal)              By   /s/ FRANK P. LESLIE III
                                        ----------------------------------
                                               Frank P. Leslie III
                                               Vice President



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                                    EXHIBIT 6

                                     CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank of Minnesota, N.A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  June 18, 1999

                                    FIRSTAR BANK OF MINNESOTA, N.A.

                                     By   /s/ FRANK P. LESLIE III
                                       ------------------------------------
                                              Frank P. Leslie III
                                              Vice President



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